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As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

COMSTOCK HOMEBUILDING COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1531 (Primary Standard Industrial Classification Code Number)	20-1164345 (I.R.S. Employer Identification Number)

11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
(703) 883-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Christopher Clemente
Chief Executive Officer
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
(703) 883-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen A. Riddick, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 800 Connecticut Avenue, N.W. Suite 500 Washington, D.C. 20006 (202) 331-3100	Randall S. Parks, Esq. Gerald P. McCartin, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-118193

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Class A common stock, par value $.01 per share	414,000	$16	$6,624,000	$780

(1)
Includes 54,000 shares that the underwriters have the option to purchase from the registrant to cover over-allotments, if any.

(2)
The Registrant previously registered an aggregate of $75,000,000 of Class A Common Stock on a Registration Statement on Form S-1 (File No. 333-118193), for which a filing fee of $9,502.50 was paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Comstock Homebuilding Companies, Inc. (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporated by reference the contents of the Registration Statement on Form S-1 (File No. 333-118193) relating to the offering of shares of Class A common stock, par value $0.01 per share.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on December 14, 2004.

COMSTOCK HOMEBUILDING COMPANIES, INC.
By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente Chief Executive Officer

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Christopher Clemente and Bruce Labovitz and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ CHRISTOPHER CLEMENTE Christopher Clemente	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2004
/s/ BRUCE LABOVITZ Bruce Labovitz	Chief Financial Officer (Principal Financial Officer)	December 14, 2004
/s/ JASON PARIKH Jason Parikh	Chief Accounting Officer (Principal Accounting Officer)	December 14, 2004
/s/ GREGORY BENSON Gregory Benson	President and Chief Operating Officer, Director	December 14, 2004

EXHIBIT INDEX

5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (previously included in the signature page to this registration statement).

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CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX